Ex. (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Forum Funds.  Such references are included in the Statement of Additional Information of the Merk Absolute Return Currency Fund, Merk Asian Currency Fund and Merk Hard Currency Fund under “Independent Registered Public Accounting Firm”.

                                                                                                                                                                                                                                                      BBD, LLP

Philadelphia, Pennsylvania
July 20, 2010